Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report, dated March 21, 2008, with respect to the financial statements of Winland Electronics, Inc. (the “Company”) for the years ended December 31, 2007 and 2006, included in this Form 10-K into the Company’s previously filed Registration Statements on Form S-3, No. 333-00723, and Form S-8, No. 33-46710, No. 33-73328, No. 33-81880, No. 333-27727, No. 333-27729, No. 333-45216 and No. 333-126061.

McGladrey & Pullen, LLP
Minneapolis, Minnesota
March 21, 2008